Exhibit 99.1

The Digital Engagement Company

Bridgeline Digital Announces Earnings for Third Quarter of Fiscal 2018

Burlington, Mass., August 14, 2018 - Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company™, today announced financial results for its fiscal third quarter ended June 30, 2018.

“Bridgeline acquired new customers in the banking and healthcare industries this quarter and also saw sales to its existing customer base for its newest product, Unbound Insights,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer. “Bridgeline’s customers utilize us as a strategic Marketing Technology advisor with great interest in our new products, like Unbound Insights, and recommendations for third party tools to add to their website. Innovation, partnership and possible acquisitions of new technologies are opportunities for Bridgeline to build upon relationships with customers and cross-sell into new customer bases while leveraging our infrastructure for increased gross margins on new technologies. We are hopeful such strategic opportunities can increase SaaS revenues in an accretive way and create material growth opportunities for the Company.”

Third Quarter Summary:

●	SaaS revenue was $1.1 million in the third quarter of fiscal 2018, compared to $1.4 million in the third quarter of fiscal 2017.

●	Hosting revenue was $243,000 in the third quarter of fiscal 2018, compared to $242,000 in the third quarter of fiscal 2017.

●	Recurring revenue was $1.5 million in the third quarter of fiscal 2018, compared to $1.8 million in the third quarter of fiscal 2017.

●	Subscription and perpetual license revenue was $1.3 million in the third quarter of fiscal 2018, compared to $1.7 million in the third quarter of fiscal 2017.

●

Operating expenses (excluding a goodwill impairment charge of $4.6 million) were reduced by $441,000, or 17.2% to $2.1 million in the third quarter of fiscal 2018, from $2.6 million in the third quarter of fiscal 2017.

Year to Date Summary:

●	SaaS revenue was $3.9 million in the first nine months of fiscal 2018, compared to $4.2 million in the first nine months of fiscal 2017.

●	Hosting revenue increased 12.9% to $839,000 in the first nine months of fiscal 2018, compared to $743,000 in the first nine months of fiscal 2017.

●	Recurring revenue was $5.1 million in the first nine months of fiscal 2018, compared to $5.3 million in the first nine months of fiscal 2017.

●	Subscription and perpetual license revenue was $4.4 million in the first nine months of fiscal 2018, compared to $5.0 million in the first nine months of fiscal 2017.

●

Operating expenses (excluding a goodwill impairment charge of $4.6 million) were reduced by $1.0 million, or 13.0% to $6.9 million in the first nine months of fiscal 2018, from $7.9 million in the first nine months of fiscal 2017.

Financial Results

Third Quarter

Revenue for the third quarter of fiscal 2018 was $3.1 million, compared to $4.1 million in the third quarter of fiscal 2017. SaaS revenue was $1.1 million in the third quarter of fiscal 2018, compared to $1.4 million in the third quarter of fiscal 2017. Hosting revenue was $243,000 in the third quarter of fiscal 2018, compared to $242,000 in the third quarter of fiscal 2017. Recurring revenue was $1.5 million in the third quarter of fiscal 2018, compared to $1.8 million in the third quarter of fiscal 2017. Subscription and perpetual license revenue was $1.3 million in the third quarter of fiscal 2018, compared to $1.7 million in the third quarter of fiscal 2017.

Operating expenses (excluding goodwill impairment charge of $4.6 million) were reduced by $441,000, or 17.2% to $2.1 million in the third quarter of fiscal 2018, compared to $2.6 million in the third quarter of fiscal 2017, reflecting management’s ongoing expense control initiatives. Loss from Operations was $5.2 million in the third quarter of fiscal 2018, compared to $323,000 in the third quarter of fiscal 2017. Included in the $5.2 million in the third quarter of fiscal 2018, is a goodwill impairment charge of $4.6 million.

Net loss, including a goodwill impairment charge of $4.6 million, was $5.2 million in the third quarter of fiscal 2018, compared to a net loss of $332,000 in the third quarter of fiscal 2017.

Adjusted EBITDA was a loss of $332,000 in the third quarter of fiscal 2018, compared to income of $49,000 in the third quarter of fiscal 2017.

Year to Date

Revenue for the first nine months of fiscal 2018 was $10.8 million, compared to $12.1 million in the first nine months of fiscal 2017. SaaS revenue was $3.9 million in the first nine months of fiscal 2018, compared to $4.2 million in the first nine months of fiscal 2017. Hosting revenue was $839,000 for the first nine months of fiscal 2018, compared to $743,000 in the first nine months of fiscal 2017. Recurring revenue was $5.1 million in the first nine months of fiscal 2018, compared to $5.3 million in the first nine months of fiscal 2017. Subscription and perpetual license revenue was $4.4 million in the first nine months of fiscal 2018, compared to $5.0 million in the first nine months of fiscal 2017.

Operating expenses (excluding a goodwill impairment charge of $4.6 million) were reduced by $1.0 million, or 13.0% to $6.9 million in the first nine months of fiscal 2018, compared to $7.9 million in the first nine months of fiscal 2017, reflecting management’s ongoing expense control initiatives. Loss from Operations was $6.1 million in the first nine months of fiscal 2018, compared to $1.1 million in the first nine months of fiscal 2017.

Net loss, including a goodwill impairment charge of $4.6 million, was $6.3 million in the first nine months of fiscal 2018, compared to a net loss of $1.3 million in the first nine months of fiscal 2017.

Adjusted EBITDA was a loss of $611,000 in the first nine months of fiscal 2018, compared to income of $81,000 in the first nine months of fiscal 2017.

Financial Outlook

For fiscal 2018, the Company expects revenue to be between $13.7 - $14.0 million for fiscal 2018, and management expects Adjusted EBITDA to be between negative $1.0 million and negative $800,000.

Conference Call Information

Bridgeline Digital will host a conference call to discuss third quarter 2018 results at 4:30 p.m. ET today. To listen to the conference call, please dial (877) 837-3910 within the U.S. or (973) 796-5077 for international callers.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income/(loss), non-GAAP adjusted earnings/(loss) per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income/(loss) and non-GAAP adjusted earnings/(loss) per diluted share are calculated as net income/(loss) or net income/(loss) per share on a diluted basis, excluding, where applicable, amortization of intangible assets, stock-based compensation, goodwill impairment charges, restructuring charges, changes in fair value of warrants, preferred stock dividends and any related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization, stock-based compensation charges, goodwill impairment charges, restructuring charges, preferred stock dividends and any related tax effects. Bridgeline uses non-GAAP adjusted net income/(loss) and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income/(loss) and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital market, the ability to raise capital, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, helps customers maximize the performance of their complete digital experience – from websites and intranets to online stores and campaigns. Bridgeline’s Unbound (formerly iAPPS®) platform deeply integrates Web Content Management, eCommerce, eMarketing, Social Media management, and Web Analytics to help marketers deliver digital experiences that attract, engage, nurture, and convert their customers across all channels. Headquartered in Burlington, Mass., Bridgeline has thousands of quality customers that range from small- and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Company Contact

Bridgeline Digital, Inc.:

Michael D. Prinn

Chief Financial Officer

(781)497-3016

mprinn@bridgeline.com

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30		June 30
	2018	2017	2018	2017
Reconciliation of GAAP net loss to non-GAAP adjusted net loss:
GAAP net loss	$(5,241)	$(403)	$(6,503)	$(1,477)
Amortization of intangible assets	71	71	214	214
Goodwill impairment charge	4,615	-	4,615	-
Stock-based compensation	126	161	373	433
Restructuring charges	6	49	187	297
Preferred stock dividends	79	71	231	207
Non-GAAP adjusted net loss	$(344)	$(51)	$(883)	$(326)

Reconciliation of GAAP net loss per diluted share to non-GAAP adjusted net loss per diluted share:
GAAP net loss per share	$(1.24)	$(0.10)	$(1.54)	$(0.36)
Amortization of intangible assets	0.02	0.02	0.05	0.05
Goodwill impairment charge	1.09	-	1.09	-
Stock-based compensation	0.03	0.04	0.09	0.11
Restructuring charges	-	0.01	0.04	0.06
Preferred stock dividends	0.02	0.02	0.06	0.05
Non-GAAP adjusted net loss per diluted share	$(0.08)	$(0.01)	$(0.21)	$(0.09)

Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(5,241)	$(403)	$(6,503)	$(1,477)
Provision for income tax	10	-	11	13
Interest expense, net	98	29	282	94
Change in fair value of warrant	(133)	-	(156)	-
Amortization of intangible assets	71	71	214	214
Goodwill impairment charge	4,615	-	4,615	-
Depreciation	20	53	85	216
Restructuring charges	6	49	187	297
Other amortization	17	18	50	84
Stock-based compensation	126	161	373	433
Preferred stock dividends	79	71	231	207
Adjusted EBITDA	$(332)	$49	$(611)	$81

Reconciliation of GAAP net loss per diluted share to Adjusted EBITDA per diluted share:
GAAP net loss per share	$(1.24)	$(0.10)	$(1.54)	$(0.36)
Provision for income tax	-	-	-	-
Interest expense, net	0.02	0.01	0.07	0.02
Change in fair value of warrant	(0.03)	-	(0.03)	-
Amortization of intangible assets	0.02	0.02	0.05	0.05
Goodwill impairment charge	1.09	-	1.09	-
Depreciation	0.01	0.01	0.02	0.06
Loss on disposal of property and equipment	-	-	-	0.01
Restructuring charges	-	0.01	0.04	0.06
Other amortization	-	-	0.01	0.02
Stock-based compensation	0.03	0.04	0.09	0.11
Preferred stock dividends	0.02	0.02	0.06	0.05
Adjusted EBITDA per diluted share	$(0.08)	$0.01	$(0.14)	$0.02

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30		June 30
	2018	2017	2018	2017
Revenue:
Digital engagement services	$1,578	$2,121	$5,559	$6,298
Subscription and perpetual licenses	1,262	1,711	4,367	5,018
Managed service hosting	243	242	839	743
Total revenue	3,083	4,074	10,765	12,059

Cost of revenue:
Digital engagement services	977	1,297	3,666	3,569
Subscription and perpetual licenses	510	473	1,503	1,468
Managed service hosting	47	65	213	209
Total cost of revenue	1,534	1,835	5,382	5,246
Gross profit	1,549	2,239	5,383	6,813

Operating expenses:
Sales and marketing	991	1,193	3,045	3,661
General and administrative	625	801	2,156	2,395
Research and development	406	393	1,221	1,175
Depreciation and amortization	93	126	305	468
Goodwill impairment charge	4,615	-	4,615	-
Restructuring charges	6	49	187	249
Total operating expenses	6,736	2,562	11,529	7,948
Loss from operations	(5,187)	(323)	(6,146)	(1,135)
Interest and other expense, net	35	(9)	(115)	(122)
Loss before income taxes	(5,152)	(332)	(6,261)	(1,257)
Provision for income taxes	10	-	11	13
Net loss	$(5,162)	$(332)	$(6,272)	$(1,270)
Dividends on convertible preferred stock	(79)	(71)	(231)	(207)
Net loss applicable to common shareholders	$(5,241)	$(403)	$(6,503)	$(1,477)

Net loss per share attributable to common shareholders:
Basic and diluted	$(1.24)	$(0.10)	$(1.54)	$(0.36)
Number of weighted average shares outstanding:
Basic and diluted	4,241,225	4,195,900	4,222,848	4,129,481

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share and per share data)
(Unaudited)

	June 30	September 30
	2018	2017
ASSETS
Current Assets:
Cash and cash equivalents	$427	$748
Accounts receivable and unbilled revenues, net	2,103	3,026
Prepaid expenses and other current assets	465	352
Total current assets	2,995	4,126
Property and equipment, net	94	209
Intangible assets, net	49	263
Goodwill	8,026	12,641
Other assets	258	334
Total assets	$11,422	$17,573

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,371	$1,241
Accrued liabilities	636	920
Debt, current portion	198	-
Deferred revenue	841	1,466
Total current liabilities	3,046	3,627
Debt, net of current portion	2,810	2,500
Other long term liabilities	234	172
Total liabilities	6,090	6,299

Commitments and contingencies

Stockholders' equity:
Convertible preferred stock - $0.001 par value; 1,000,000 shares authorized; 264,000 and 262,364 at June 30, 2018 and 245,172 and 243,536 at September 30, 2017, issued and outstanding (liquidation preference $2,624 as of June 30, 2018)	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 4,241,225 and 4,200,219 issued and outstanding	5	4
Additional paid-in-capital	66,430	65,869
Accumulated deficit	(60,752)	(54,249)
Accumulated other comprehensive loss	(351)	(350)
Total stockholders' equity	5,332	11,274
Total liabilities and stockholders' equity	$11,422	$17,573